EXHIBIT 21.1     SUBSIDIARIES OF THE REGISTRANT


                                                                                                     % of Voting
                                                                                                     Securities
                                                                           Jurisdiction of        Held at December
                                                                           Incorporation or              31,
Name of Corporation                                                          Organization               2005
-----------------------------------                                        ----------------          -------

Waterloo Furniture Components Limited                                  Canada                             100

CompX Security Products Inc.                                           Delaware                           100

CompX Precision Slides Inc.                                            Michigan                           100

CompX Asia Holding Corporation                                         Malaysia                           100
  Dynaslide Corporation                                                Taiwan                             100
    CompX (H.K.) Corp.                                                 British Virgin                     100
                                                                        Islands
CompX SFC, Inc.                                                        Delaware                           100

CompX Marine Inc.                                                      Delaware                           100
  Custom Marine Acquisition Inc.                                       Delaware                           100
    JZTB Realty LLC                                                    Wisconsin                          100